UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2013

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following information is provided pursuant to Item 5.02 of Form 8-K, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the planned relocation of the corporate office of Affinia Group Inc. (“Affinia”) to North Carolina in 2014, Mr. Steven E. Keller, the General Counsel and Secretary of Affinia, will be leaving Affinia on a date to be determined. For the purpose of retaining the services of Mr. Keller during the transition to the North Carolina location, on January 8, 2014, Affinia and Affinia Group Holdings Inc. (“Holdings”) entered into a letter agreement with Mr. Keller (the “Keller Letter Agreement”), providing for a retention bonus opportunity and terminating his restricted stock unit agreement (the “Keller RSU Agreement”) with Holdings. Under the terms of the Keller Letter Agreement, Mr. Keller will be eligible to receive a retention bonus of $250,000, which will be paid in a lump sum on the first payroll date on or following the first to occur of (i) June 30, 2014 (subject to Mr. Keller’s continued employment through such date), (ii) the termination of Mr. Keller’s employment by Affinia other than for “cause,” (iii) the termination of Mr. Keller’s employment due to death or disability, or (iv) Mr. Keller’s resignation for “good reason.” Under the terms of the Keller Letter Agreement, Mr. Keller will also be eligible receive a cash payment of $600,000 (the “RSU Settlement Amount”) in consideration of his surrender and forfeiture of his rights under the Keller RSU Agreement, which agreement was terminated effective as of the date of the Keller Letter Agreement. Mr. Keller will be eligible to receive the RSU Settlement Amount in a lump sum within 30 days following the date he receives his retention bonus payment. Mr. Keller will not be entitled to receive the RSU Settlement Amount or any other payment or distribution in respect of his restricted stock units if his employment is terminated for “cause” or if he voluntarily terminates his employment other than for “good reason.” In addition, pursuant to the Keller Letter Agreement, within 30 days of Mr. Keller’s termination of employment, Holdings will repurchase all shares of Holdings common stock held by Mr. Keller for a purchase price per common share equal to the fair market value per share on the date of payment, as determined by the Compensation Committee of the Board of Directors. The timing of payments under the Keller Letter Agreement is intended to comply with Section 409A of the Internal Revenue Code. Pursuant to the Keller Letter Agreement, Affinia has also agreed to indemnify Mr. Keller with respect to his service as an officer and employee of Affinia and has agreed that Mr. Keller will remain a beneficiary (or will receive the same benefits as a beneficiary) of the Affinia directors and officers or fiduciary liability policy with respect to all periods of his employment.

On December 19, 2013, Holdings also entered into a letter agreement with Terry R. McCormack (the “McCormack Letter Agreement”), President and Chief Executive Officer of Affinia, terminating his restricted stock unit agreement (the “McCormack RSU Agreement”) with Holdings. Under the terms of the McCormack Letter Agreement, Mr. McCormack will be eligible receive a cash payment of $1,500,000 (the “RSU Settlement Amount”) in consideration of his surrender and forfeiture of his rights under the McCormack RSU Agreement, which agreement was terminated effective as of the date of the McCormack Letter Agreement. Mr. McCormack will be eligible to receive the RSU Settlement Amount in a lump sum within 30 days following the first to occur of (i) the termination of Mr. McCormack’s employment by Holdings other than for “cause,” (ii) the termination of Mr. McCormack’s employment due to death or disability, (iii) Mr. McCormack’s resignation for “good reason,” or (iv) Mr. McCormack’s resignation for any reason after reaching age 65. Mr. McCormack will not be entitled to receive the RSU Settlement Amount or any other payment or distribution in respect of his restricted stock units if his employment is terminated for “cause” or if he voluntarily terminates his employment other than for “good reason” prior to reaching age 65. The timing of payments under the McCormack Letter Agreement is intended to comply with Section 409A of the Internal Revenue Code. Affinia had previously announced that Mr. McCormack had notified the Board of Directors of Affinia of his resignation as President and Chief Executive Office of Affinia and as a member of the Board effective March 31, 2014.

On December 19, 2013, Holdings also entered into a letter agreement with Thomas H. Madden (the “Madden Letter Agreement”), the former Chief Financial Officer of Affinia, terminating his restricted stock unit agreement (the “Madden RSU Agreement”) with Holdings. Under the terms of the Madden Letter Agreement, Mr. Madden will be eligible receive a cash payment of $900,000 (the “RSU Settlement Amount”) in consideration of his surrender and forfeiture of his rights under the Madden RSU Agreement, which agreement was terminated effective as of the date of the Madden Letter Agreement. Mr. Madden will be eligible to receive the RSU Settlement Amount in a lump sum within 30 days following the first to occur of (i) the termination of Mr. Madden’s employment by Holdings other than for “cause” and (ii) the termination of Mr. Madden’s employment due to death or disability. Mr. Madden will not be entitled to receive the RSU Settlement Amount or any other payment or distribution in respect of his restricted stock units if his employment is terminated for “cause” or if he voluntarily terminates his employment. The timing of payments under the Madden Letter Agreement is intended to comply with Section 409A of the Internal Revenue Code. Affinia had previously announced that Mr. Madden had stepped down as Chief Financial Officer of Affinia effective October 21, 2013 and would continue to perform services until December 31, 2013.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Letter Agreement with Steven E. Keller, dated January 8, 2014.

99.2	Letter Agreement with Terry R. McCormack, dated December 19, 2013.

99.3	Letter Agreement with Thomas H. Madden, dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: January 14, 2014	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

EXHIBIT INDEX

Exhibit 99.1	Letter Agreement with Steven E. Keller, dated January 8, 2014.

Exhibit 99.2	Letter Agreement with Terry R. McCormack, dated December 19, 2013.

Exhibit 99.3	Letter Agreement with Thomas H. Madden, dated December 19, 2013.